EXHIBIT 10.1

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SUMMARY OF TERMS OF
PROPOSED AQUISTION OF
WALLSTREET.COM, LLC

BY

BRIGHT MOUNTAIN HOLDINGS, INC.

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The purpose of this summary of terms is to set forth the basis for the negotiation of a possible acquisition of all of the membership interests of Wall-Street.com, LLC, a Florida limited liability company by Bright Mountain Holdings, Inc. (“BMHI”) In the event the parties wish to proceed with the transaction, the terms thereof will be embodied in a definitive merger agreement (the “Definitive Agreement”). This summary of terms is intended only to provide an outline for the negotiations related to the proposed transaction and the material terms that may be contained in the Definitive Agreement, and is not intended to be legally binding on either party, except for the provisions related to Disclosure, SEC Filings and Exclusivity, which are legally binding on the parties.

Parties:	• Bright Mountain Holdings, Inc., a Nevada corporation (“Bright Mountain” or “BMHI”) • Wall-Street.com, LLC, a Florida limited liability company
Transaction Overview:

BMHI will acquire 100% of the ownership interests and all other rights to acquire ownership interests in Wall-Street.com, LLC in exchange for $3.2 million (U.S. currency) of BMHI common stock at $ .55 per share, equal to 5,818,181 shares of BMHI stock. This amount may change as during the due diligence by both respective companies.

Tax Treatment:	All shares to be issued, will be issued, free and clear of any and all claims, liens, encumbrances and /or adverse interests of any kind.

Securities Law Matters:

BMHI shall cause to be filed an 8K to disclose the purposed Acquisition of 100% of the ownership interests in Wall-Street LLC, and all of it’s respective assets including the Trademarks, Copyrights,  Domain names and the web site of wall-street.com, with all improvements and current revenues.

Board of Directors and Officers:	Following the closing of the Definitive Agreement, Jerrold Burden shall remain President, Director, and Secretary of BMHI, and Wall-Street.com, LLC

Representations, Warranties and Other Provisions:

The Definitive Agreement will contain representations, warranties, pre-closing covenants, closing conditions and other provisions customary for a transaction of this nature, including, but not limited to:

a) Representations that no options or other contracts are in effect with respect to BMHI common shares that have not been previously disclosed; and

b) Representations that there are no liabilities of any kind, except for those listed in the current filings of BMHI  fixed or contingent, except as provided for in this LOI.

Conditions to Signing:

Execution of the Definitive Agreement will be conditional upon: (a) the satisfactory completion of legal and accounting due diligence by BMHI and Wall-Street.com LLC and (b) the approval of the Definitive Agreement by the Boards of Directors of both Bright Mountain and Wall-Street.com and by all of the members of Wall-Street.com

Conditions to Closing:

The obligations of BMHI and Wall-Street.com LLC to consummate the Definitive Agreement and acquisition of Wall-Street LLC will be subject, among other things, to the following items:

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The Definitive Agreement shall have been approved by the requisite vote of BMHI and Wall-Street.com.

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This LOI shall have been approved by the Board of Directors of both companies.

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No material adverse event will have occurred with respect to the other party from the date of signing of the Definitive Agreement.

Timing:

Once the parties reach agreement upon this non-binding term sheet,  BMHI and Wall-Street.com LLC will commence immediate due diligence and the parties will commence negotiation of a Definitive Agreement. The targeted date for completion of due diligence and execution of a Definitive Agreement is January 4th 2014. The parties agree to strive for the closing of the Acquisition to occur as soon as possible thereafter.

Termination:	Either party may terminate negotiations at any time.

Expenses:

Either party agrees that it shall bear its own expenses in the negotiation and execution of this term sheet and/or a Definitive Agreement and subsequent acquisition unless expressly provided otherwise in writing, whether or not the transaction is consummated.

Disclosure:

The parties agree that this non-binding term sheet shall be disclosed promptly upon (and in no event later than 5 business days following) the execution hereof, pursuant to a Form 8-K to be filed by BMHI. The disclosure contained in such Form 8-K shall be mutually agreed upon by the parties.

Governing Law:

This LOI shall be deemed to be made and executed in Broward County Florida and all disputes arising under or relating to this LOI shall be decided pursuant to Florida law and venue for any proceedings shall be heard in Broward County, Florida.

Signature Page

SUMMARY OF TERMS OF PROPOSED ACQUISITION

BRIGHT MOUNTAIN HOLDINGS, INC.		WALL-STREET.COM LLC

By:	/s/ Jerrold D. Burden	By:	/s/ Jerrold D. Burden
Name:	Jerrold D. Burden	Name:	Jerrold Burden
Title:	President and CEO	Title:	Principal
Date:	August 27, 2013	Date:	August 27, 2013

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